EXHIBIT 99.3
AMENDMENT TO
MERGER AGREEMENT
          This Amendment to Merger Agreement (this “Amendment No. 2”), dated July 11, 2007, is made by and among Argyle Security Acquisition Corp., a Delaware corporation (“Parent”), ISI Security Group, Inc., a Delaware corporation (“Acquisition Corp.”), ISI Detention Contracting Group, Inc., a Delaware corporation, d/b/a “ISI Security Group” (the “Company”). Any capitalized term not defined herein shall have the meaning for such term specified in the Merger Agreement (as defined below).
          WHEREAS, Parent, Acquisition Corp. and the Company entered into a Merger Agreement dated December 8, 2006 (the “Merger Agreement”);
          WHEREAS, Parent, Acquisition Corp. and the Company entered into an amendment to the Merger Agreement dated June 29, 2007 (“Amendment No. 1”) pursuant to which the parties changed the date after which the parties to the Merger Agreement could, individually, terminate the Merger Agreement from July 1, 2007 to July 16, 2007 (the “Outside Closing Date”); and
          WHEREAS, the parties to Merger Agreement wish to further extend the Outside Closing Date;
                 NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Each instance of July 1, 2007 in the Merger Agreement, and each instance of July 16, 2007 in Amendment No. 1, is hereby deleted in its entirety and replaced with the term July 31, 2007.
     2. Parent and Acquisition Corp. hereby knowingly, voluntarily, and irrevocably, release, give up and forever discharge ISI and its officers, directors, agents, representatives, employees and attorneys, of and from any and all rights, duties and obligations, and any and all claims, actions, suits, debts, causes of actions and demands of any and every kind, both known and unknown, foreseen and unforeseen, which they may have against ISI or any of its officers, directors, agents, representatives, employees and attorneys, arising from any cause whatsoever, from the beginning of time to the date hereof, except for claims relating to intentional fraud or theft. Without limiting the foregoing in any manner, and by way of illustration only, this Section 2 is intended by the Parent and Acquisition Corp. to release and forever discharge ISI and all of its officers, directors, agents, representatives, employees and attorneys from any and all claims, of any and every nature, relating in any way, whether directly or indirectly to the closing, failure to close, or any delay in the closing, of the transactions contemplated by the Merger Agreement through the date of this Amendment No. 2.

     3. This Amendment No. 2 shall be construed in accordance with and governed by the laws of the State of Texas, without giving effect to the conflict of laws principles thereof.
     4. This Amendment No. 2 may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment No. 2.
     5. This Amendment No. 2 is intended to be in full compliance with the requirements for an amendment to the Merger Agreement as required by Section 14.2(a) of the Merger Agreement, and every defect in fulfilling such requirements for an effective amendment to the Merger Agreement is hereby ratified, intentionally waived and relinquished by all Parties hereto.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 as of the day and year first above written.

ARGYLE SECURITY ACQUISITION CORP.
By:	/s/ Bob Marbut
	Name:	Bob Marbut
	Title:	Chairman and Co-CEO

ISI SECURITY GROUP, INC.
By:	/s/ Bob Marbut
	Name:	Bob Marbut
	Title:	Chairman

ISI DETENTION CONTRACTING GROUP, INC.
By:	/s/ Sam Youngblood
	Name:	Sam Youngblood
	Title:	CEO

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